UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 1, 2022, Viasat, Inc., a Delaware corporation (“Viasat”), and L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), entered into an Asset Purchase Agreement, pursuant to which Viasat agreed to sell certain assets and assign certain liabilities comprising Viasat’s Link 16 Tactical Data Links business (the “Link 16 TDL Business”) to L3Harris, on and subject to the terms and conditions set forth therein. On January 3, 2023, Viasat completed the sale of the Link 16 TDL Business for approximately $1.96 billion in cash (subject to certain adjustments).

Item 8.01.	Other Events.

On January 3, 2023, Viasat issued a press release captioned “Viasat Completes Sale of Link 16 Tactical Data Links Business to L3Harris Technologies for $1.96 Billion.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited pro forma financial information of Viasat, Inc. to give effect to the sale of the Link 16 TDL Business and Viasat’s pending acquisition of Connect Topco Limited (“Inmarsat” and such pending acquisition, the “Inmarsat Transaction”) is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated January 3, 2023, issued by Viasat, Inc.
99.2	Unaudited Pro Forma Financial Information of Viasat, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about Viasat’s business and the industry in which Viasat operates and the beliefs and assumptions of Viasat’s management. Viasat uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward looking statements include, among others, statements that refer to the pending Inmarsat Transaction and the amount and terms of indebtedness expected to be incurred in connection therewith. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the Inmarsat Transaction and the terms of any related financing transaction; risks and uncertainties related to obtaining (or any failure to obtain) required regulatory approvals or clearances, including the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the Inmarsat Transaction; the failure to satisfy any of the closing conditions to the Inmarsat Transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the Inmarsat Transaction; the nature, cost and outcome of any legal proceedings related to the Inmarsat Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the Inmarsat

Transaction, including in circumstances requiring Viasat to pay a termination fee; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: January 6, 2023	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel